EXHIBIT 10.1

TECHNOLOGY LICENSE AGREEMENT

Between

AEMETIS ADVANCED FUELS, INC.

and

CHEVRON LUMMUS GLOBAL LLC

Relating To

BIOFUELS ISOCONVERSION PROCESS

i

7.	MISCELLANEOUS	6
	7.1 Notices	6
	7.2 Trademarks	6
	7.3 Assignment	6
	7.4 Disposition of UNIT	6
	7.5 Entire Agreement	7
	7.6 Governing Law	7
	7.7 Captions and Interpretation	7
	7.8 Amendments	7
	7.9 Dispute Resolution Process	7
	7.10 Severability	8
	7.11 Force Majeure	8
	7.12 Conflicts of Interest	8
	7.13 Government Contact	8
	7.14 Data Privacy	8
	7.15 Export Control and Prohibited Parties	8

8.	RESPONSIBILITY AND LIABILITY	9
	8.1 Representations	9
	8.2 Maximum Aggregate Liability	9
	8.3 Indemnification	9
	8.4 Consequential Damages	9
	8.5 Disclaimers	9
		9
	SCHEDULE A - ROYALTIES19	10
	SCHEDULE B - NON-EXCLUSIVE LICENSE TERRITORY	11

ii

TECHNOLOGY LICENSE AGREEMENT

This Agreement, dated August 9, 2012, is between AEMETIS ADVANCED FUELS, INC. (“AEMETIS”), a Delaware corporation that is a wholly owned subsidiary of Aemetis, Inc., a Nevada corporation, and CHEVRON LUMMUS GLOBAL LLC (“CLG”), a Delaware limited liability company formed between CHEVRON U.S.A. INC., a Pennsylvania corporation, acting by and through its division Chevron Products Company (“CHEVRON”), and LUMMUS CATALYST COMPANY LTD., a Delaware corporation (“LUMMUS”).

WHEREAS, CLG and APPLIED RESEARCH ASSOCIATES, INC., a New Mexico corporation (“ARA”) with principal offices at 4300 San Mateo Boulevard NE, Suite A-220, Albuquerque, New Mexico 87110-0122, have developed the BIOFUELS ISOCONVERSION PROCESS (defined below) for converting fatty acid bio-derived plant oil feedstocks into fungible fuel products that can be substituted for petroleum fuels including jet kerosene, diesel and naphtha; and

WHEREAS, technology owned by ARA and CLG and/or CLG’s AFFILIATEs (defined below) is licensed by CLG to third parties under the name BIOFUELS ISOCONVERSION PROCESS under the terms of the Joint Development and License Agreement between ARA and CLG (the “JDL Agreement”); and

WHEREAS, AEMETIS and CLG have concurrently herewith entered into a SERVICES AGREEMENT, a GUARANTEE AGREEMENT, and a SUPPLY AGREEMENT (all defined below) relating to the use of the BIOFUELS ISOCONVERSION PROCESS  and of its proprietary CATALYST (defined below) in a UNIT (defined below) to be operated by AEMETIS at one or more refineries; and

WHEREAS, AEMETIS desires to obtain certain rights under PATENTS and INFORMATION (each defined below) of CLG and ARA in regard to the use of the BIOFUELS ISOCONVERSION PROCESS in the UNIT, and CLG is willing to grant such rights in accordance with the terms which are set forth below and attached hereto;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

1.1
“AFFILIATE” means CHEVRON, LUMMUS or any company or entity of which CHEVRON or LUMMUS or either of their respective parent companies now or later owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock or otherwise controls or is under common control with such company or entity.  For such purpose, the stock owned or controlled by a particular company shall be deemed to include all stock owned or controlled, directly or indirectly, by any other company of which the particular company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock.  For purpose of this definition, “control” of a company or other entity shall mean the power or authority, through ownership of voting securities, by contract, or otherwise to direct the management and policies of the entity.

1.2
“CATALYST” means the ICR Catalyst recommended by CLG which is supplied to AEMETIS for use in the UNIT under the SUPPLY AGREEMENT or any subsequent written agreement between AEMETIS and CLG or any other third party supplier designated by CLG in CLG’s sole discretion.

1.3
“CHARGE” means all normally liquid bio-derived fatty acid oils or hydrocarbons charged to the UNIT other than hydrocarbonaceous material recycled in the UNIT from royalty-bearing CHARGE, but shall not include C4 and lighter hydrocarbons included in the hydrogen feed.

1.4	“EFFECTIVE DATE” means the date on which this Agreement is executed by the last of the parties to sign.
1.5	“GUARANTEE AGREEMENT” means the "Guarantee Agreement between AEMETIS INC and Chevron Lummus Global LLC relating to CHEVRON BIOFUELS ISOCONVERSION PROCESS" dated concurrently with this Agreement.
1.6
“INFORMATION” means improvements and developments relating to, and operating techniques necessary for the operation of, the BIOFUELS ISOCONVERSION PROCESS, in a stage of development suitable for commercial use, developed prior to and up to five (5) years after the EFFECTIVE DATE of this Agreement, to the extent that, and subject to the terms (including the obligation to account to or make payments to non-AFFILIATE third parties) under which the person, firm, or company has the right to disclose such information to others, provided, however, that “INFORMATION” shall not include information relating to any catalyst compositions, methods of catalyst manufacture, or refining processes other than the BIOFUELS ISOCONVERSION PROCESS.

1.7
“BIOFUELS ISOCONVERSION PROCESS” means converting the fatty acid content of a bio-derived oil feedstock using catalytic thermal pretreatment and also including further processing by a catalytic process for treating an oxygen containing  hydrocarbonaceous feedstock, both steps together, which is known collectively as the BIOFUELS ISOCONVERSION PROCESS, consisting predominantly of hydrocarbonaceous compounds containing at least five (5) carbon atoms per molecule (“feedstock”) which is conducted: (a) at superatmospheric hydrogen partial pressure; (b) at temperatures below 1100°F; (c) with an overall net chemical consumption of hydrogen; (d) in the presence of a catalyst containing at least one (1) hydrogenation component selected from Groups VI and VIII of the Periodic Table; and (e) wherein said feedstock produces a yield greater than one hundred and thirty (130) moles of hydrocarbons containing at least three (3) carbon atoms per molecule for each one hundred (100) moles of feedstock containing at least five (5) carbon atoms per molecule or the feedstock contains more than one weight percent (1 wt. %) oxygen.

1.8	“MONTHLY ROYALTY FEE” has the meaning set forth in Paragraph 1 of Schedule A which is attached hereto and made a part hereof.
1.9
“PATENTS” means all claims or their equivalents (“Claims”) of all patents and published patent applications of all countries to the extent and only to the extent that said Claims are directed primarily to the BIOFUELS ISOCONVERSION PROCESS (including, without limitation, apparatus for carrying out any of the BIOFUELS ISOCONVERSION PROCESS and the products made using any of the BIOFUELS ISOCONVERSION PROCESS) based on inventions conceived up to five (5) years after the EFFECTIVE DATE of this Agreement, and transferable interests in or rights to the Claims; in each case to the extent that, and subject to the terms of (including the obligation to account to or make payments to non-AFFILIATE third parties) the person, firm, or company now has or later shall have the right to grant licenses, immunities, or licensing rights hereunder, provided, however, that PATENTS shall not include any Claims relating to any catalyst compositions, methods of catalyst manufacture, or refining processes other than the BIOFUELS ISOCONVERSION PROCESS.

1.10	“RELATED AGREEMENTS” means collectively, this Agreement, the GUARANTEE AGREEMENT, SERVICES AGREEMENT, and SUPPLY AGREEMENT, including all exhibits and appendices thereto.
1.11	“SERVICES AGREEMENT” means the "Engineering Services Agreement between AEMETIS INC and Chevron Lummus Global LLC relating to the BIOFUELS ISOCONVERSION PROCESS” dated concurrently with this Agreement.
1.12
“SUPPLY AGREEMENT” means the "Proprietary Catalyst Supply and Technical Services Agreement between AEMETIS INC and Chevron Lummus Global LLC relating to ICR Catalyst for the BIOFUELS ISOCONVERSION PROCESS” dated  concurrently with this Agreement.

1.13
“UNIT” means AEMETIS’s unit(s) for practicing the BIOFUELS ISOCONVERSION PROCESS under this Agreement which are located at the refinery(ies) set forth on the attached Schedule B – Non-Exclusive License Territory and has the MONTHLY ROYALTY FEE for the BIOFUELS ISOCONVERSION PROCESS as set forth in the attached Schedule A, which is attached hereto and made a part hereof.

2.   LICENSE GRANT BY CLG

2.1
Grant By CLG.  Subject to the payment of royalty as provided in Schedule A and to the other provisions of this Agreement, CLG grants to AEMETIS a nonexclusive, nontransferable license (without the right to sublicense) under CLG's PATENTS and INFORMATION to practice the BIOFUELS ISOCONVERSION PROCESS solely in the UNIT.  This license includes the right under CLG's PATENTS and INFORMATION to make or have made any apparatus for AEMETIS's use in practicing the BIOFUELS ISOCONVERSION PROCESS solely in the UNIT, and the right to export to, sell, or use in any country products produced in the UNIT when practicing the BIOFUELS ISOCONVERSION PROCESS.

2.2
Disclaimer.  Nothing in this Agreement shall be construed as granting any rights to AEMETIS, express or implied, under the PATENTS or any other patents or as estopping CLG from claiming infringement of any of its patents or PATENTS in connection with any operation of AEMETIS which is not conducted in the UNIT.

3.   LICENSE GRANT BY AEMETIS

3.1
Grant By AEMETIS.  AEMETIS grants to CLG and its AFFILIATES an irrevocable, nonexclusive, nontransferable, royalty-free license (with the licensing rights set forth in Section 3.2) under AEMETIS's PATENTS and INFORMATION to practice the BIOFUELS ISOCONVERSION PROCESS in the United States and elsewhere.  This license includes the right under AEMETIS's PATENTS and INFORMATION to make or have made any apparatus for CLG's use and/or sale to its other licensees of the BIOFUELS ISOCONVERSION PROCESS for their use, in the practice of the BIOFUELS ISOCONVERSION PROCESS; and the right to export to, sell, or use in any country the products of the BIOFUELS ISOCONVERSION PROCESS.

3.2
Transfer of Rights To Third Parties.  AEMETIS grants to CLG, without obligation to account, the nonexclusive right to grant (either directly or indirectly through others) nonexclusive licenses under AEMETIS's PATENTS and INFORMATION to CLG’s or its AFFILIATES’ other licensees of any of the BIOFUELS ISOCONVERSION PROCESS if they grant back, without obligation to account, a license under their PATENTS and INFORMATION inuring to AEMETIS's benefit under this Agreement.

4.   USE AND NON-DISCLOSURE OF INFORMATION

4.1
Transfer to AEMETIS.  Upon AEMETIS's request, CLG's INFORMATION shall be available to AEMETIS for use solely in the operation of the UNIT.  AEMETIS shall not use any INFORMATION furnished by CLG in any additional processing unit without first entering into an appropriate licensing arrangement with CLG covering such use.

4.2
Non-Disclosure.  AEMETIS will use its best efforts to prevent duplication or disclosure of all INFORMATION furnished directly or indirectly, in writing or otherwise, by CLG which is confidential.  To the extent necessary for AEMETIS's design, construction and operation of UNIT (including maintenance), AEMETIS may furnish portions of CLG's INFORMATION to others who have entered into an appropriate agreement with CLG or, with CLG’s written permission, with AEMETIS in a form approved by CLG.  CLG shall not be unreasonable with respect to the terms of any such agreement or the approval or selection of any such third party.  AEMETIS shall exercise all reasonable efforts to prevent others from acquiring information concerning, and/or samples of, CATALYST acquired from CLG or its nominees.

4.3
Limitation on Disclosure.  CLG's obligations under this Agreement shall not include any obligation to furnish or make available to AEMETIS detailed information regarding the design, construction and/or operation of any commercial plants for the BIOFUELS ISOCONVERSION PROCESS.  Any furnishing by CLG to AEMETIS of such specific information for, or other services in connection with a commercial plant for the BIOFUELS ISOCONVERSION PROCESS, shall be done under an agreement or agreements, separate from this Agreement, on terms mutually satisfactory to AEMETIS and CLG.  Also, nothing in this Agreement shall require CLG to furnish or reveal any information or data in violation of any United States law or regulation in effect at the time of disclosure.

4.4
Transfer to CLG.  Upon CLG's request, AEMETIS's INFORMATION shall be available to CLG.  CLG shall use its best efforts to prevent duplication or disclosure of all INFORMATION furnished directly or indirectly, by AEMETIS which is confidential and has been so marked, except to the extent necessary in the performance of CLG’s or its AFFILIATES’ business.

4.5
Exceptions.  No obligation shall be imposed by this Article 4 upon the recipient with respect to the protection and use of any portion of proprietary information which corresponds in substance to information which: (a) was developed by and in the recipient's or its AFFILIATES’ possession prior to receipt under this Agreement; (b) at the time of disclosure is, or later becomes through no act or omission of the recipient, published information generally known in the petroleum refining industry; or (c) was furnished to the recipient or its AFFILIATE by another as a matter of right without restriction on disclosure; provided that the occurrence of either (a) or (b) or (c) shall not be construed as granting any rights, express or implied, under patents licensable by CLG.  The information shall not be deemed to be within one of such exceptions merely because it is embraced by more general information available on a nonconfidential basis or in recipient’s or its AFFILIATES’ possession.  In addition, any combination of features shall not be deemed to be within such exceptions unless the combination itself and its principles of operation are embraced by corresponding information which is within one of such exceptions.

5.   ROYALTY PAYMENTS

5.1	Royalties. AEMETIS shall make the royalty payments to CLG that are set forth in Schedule A which is attached hereto and made a part hereof.
5.2
Payments. AEMETIS shall pay and bear all taxes, imposts, duties, levies, assessments and charges (hereinafter “Taxes”), and any interest and penalties related to such Taxes, imposed by any governmental authority other than the United States in connection with the execution or performance of this Agreement or payments pursuant to this Agreement.  AEMETIS shall indemnify CLG for any such Taxes or interest and penalties related to such Taxes, which CLG is required to pay.  All royalty payments shall be made by AEMETIS to CLG in lawful money of the United States and in an amount to be calculated and established at the time payment is due so that, after deduction for any Taxes levied, assessed or imposed, (other than income taxes levied by the government of the United States on CLG's net income), which either party shall be required to pay or withhold in respect to the royalty payments, the remainder actually receivable by, and due and payable to, CLG shall be in the amounts specified.  AEMETIS shall provide CLG with official receipts for any taxes withheld or otherwise paid with respect to such royalty payments.  All payments specified in this Agreement shall be paid to CLG in the full amount thereof by wire transfer to CLG's bank account provided in Section 7.1.

5.3
Late Payments.  All payments due under this Agreement shall be considered past due thirty (30) days after the date of issue of CLG's invoice and bear a financial charge from the due date until the date payment is received by CLG at a per annum rate equal to the lesser of either twelve percent (12%) or the maximum rate permitted under applicable law.  Invoices for any such financial charge are payable upon receipt.

5.4	Statements. AEMETIS shall submit monthly statements to CLG stating the amount of Monthly Royalty Fee due as set forth in Schedule A hereto.
5.5
Records.  AEMETIS shall keep detailed and accurate records of the character and amount of CHARGE and products, and operating conditions of the UNIT, using accurate methods of measurement approved by CLG.  AEMETIS shall keep records and books of account which are necessary to determine royalties payable under this Agreement.

5.6
Audits.  At CLG's request, AEMETIS will furnish CLG verified copies of these books, records and accounts as provided for in Section 5.5 above.  During regular business hours, CLG may examine these books, records and accounts to verify them and to determine payments due under this Agreement.  AEMETIS shall make available to CLG the facts and information necessary to establish whether any payment is due to CLG and, if so, the amount of the payment.

6.   TERM AND TERMINATION

6.1
Term.  Unless terminated sooner as provided herein, this Agreement shall continue in full force and effect until the earlier of fifteen (15) years from the date on which the UNIT first goes on-stream or on the date of expiration of the last to expire of the parties’ PATENTS.  This Agreement shall automatically extend for additional five (5) year terms unless mutually agreed in writing to be terminated by the parties.

6.2
Termination For Default.  If AEMETIS fails or refuses to pay royalties or render statements to CLG as required by Article 5 or fails to comply with the use and non-disclosure terms of Article 4 or fails to comply with any other obligation under this Agreement, CLG may give written notice to AEMETIS specifying the particulars of the claimed default and, without prejudice to its other lawful remedies, CLG may terminate this agreement if AEMETIS has not remedied the claimed default within sixty (60) days after such written notification by CLG. CLG may at its option either terminate this Agreement to AEMETIS and/or proceed to enforce AEMETIS's defaulted obligation by any available means.  Any indulgence by CLG of a default by AEMETIS shall not be deemed a waiver of the defaulted obligation or similar subsequent obligations.

6.3
Rights After Termination.  Upon termination of this Agreement, AEMETIS  shall retain its fully paid license to use CLG's INFORMATION in the UNIT and its rights under CLG's PATENTS but only up to the PAID-UP CAPACITY and only to the extent to which, had this Agreement not been terminated, AEMETIS would have been entitled to process CHARGE without further payments to CLG as provided in this Agreement, and AEMETIS agrees that it shall not use CLG’s INFORMATION or operate under CLG’s PATENTS in the UNIT or otherwise beyond such PAID-UP CAPACITY.  Termination of this Agreement shall not terminate CLG's rights under AEMETIS's PATENTS provided in Article 3 or CLG's rights to AEMETIS's INFORMATION provided in Article 4.  However, the rights retained by the parties after termination shall not extend to any PATENTS based on inventions made after the effective date of termination or to any INFORMATION developed or acquired after the effective date of the termination.

6.4
Accrual of Rights.   Termination of this Agreement shall not affect either party's right to enforce any obligation or liability accruing under this Agreement prior to the effective date of termination.  In particular and not by way of limitation, termination of this Agreement shall not relieve AEMETIS of its obligations under Article 4 and 5.

7.   MISCELLANEOUS

7.1
Notices.  All notices, statements and invoices shall be in writing and in the English language and shall be deemed to have been duly given or paid when delivered by personal delivery with written acknowledgment of receipt, by facsimile with confirmed copy sent by international courier, or by an international courier, to a party at the following address (or such other address as may be designated in writing to the other):

CLG:	CHEVRON LUMMUS GLOBAL LLC
Attention: Technology Marketing
Chevron Products Company
100 Chevron Way
Richmond, CA 94802-2016
U.S.A.

Copy to:	CHEVRON CORPORATION
Law Department Intellectual Property Practice Group
P.O. Box 6006
San Ramon, CA 94583-0806
U.S.A.

Royalty Payments	CHEVRON LUMMUS GLOBAL LLC
via wire	c/o Citibank, N.A.
transfer to:	Account Number 4064-6658
399 Park Avenue, 4th Floor
New York, NY 10043
A.B.A. No: 021000089

AEMETIS:	AEMETIS ADVANCED FUELS, INC.
Attn: CEO
20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95070

7.2
Trademarks.  “ICR® CATALYST”, “CHEVRON”, “BIOFUELS ISOCONVERSION”, “ReadiJet”, “ReadiDiesel”, “ARA” and “AEMETIS” are proprietary trade or service marks and neither party shall contest CLG's, ARA’s or Aemetis’ claim of ownership of or claim any rights or interests in such work nor make any public use of such work as a trademark, service mark, trade name, tradestyle or otherwise, unless the other parties hereto have given prior written approval to the public use and the manner of its use.

7.3
Assignment.  Neither party shall assign this Agreement without the prior written consent of the other party, and any assignment without such prior written consent shall be void ab initio; provided, however, that, without such prior written consent, (1) CLG may assign this Agreement to any of its AFFILIATES, (2) either party may assign this Agreement to a person, firm, corporation or other entity acquiring all or substantially all of the business and assets of such party, and (3) CLG may assign this Agreement to any entity acquiring licensing rights under all or substantially all of CLG's INFORMATION and unexpired PATENTS licensed under this Agreement.  No assignment of this Agreement shall be valid until this Agreement has been assumed by the assignee.  When so assigned, this Agreement shall be binding upon and shall inure to the benefit of the assignee.  Any assignment of this Agreement shall provide that neither party shall be relieved of its obligations with respect to the use, duplication, or disclosure of data or other confidential information as provided in Article 4 or of its royalty obligations under Article 5 and Schedule A.

7.4
Disposition of UNIT.  If AEMETIS sells, leases, or otherwise transfers rights of ownership and/or use of the UNIT to a third party, AEMETIS shall, prior to such sale, lease, or other transfer, obtain CLG’s written approval to assign this Agreement to such third party, which written approval shall not be unreasonably withheld by CLG.  Upon such assignment, the third party shall acquire the fully paid license rights under the PATENTS and INFORMATION for use solely in the UNIT to the extent granted by CLG to AEMETIS under Article 2; and the third party shall agree to be bound by the terms of this Agreement.  Any such sale, lease, or other transfer by AEMETIS of the UNIT to a third party shall not relieve AEMETIS of its obligations under Article 4 regarding use, duplication, or disclosure of INFORMATION which it has received from CLG under this Agreement.

7.5
Entire Agreement.  This Agreement is executed and delivered with the understanding that this Agreement, together with the RELATED AGREEMENTS, embody the entire agreement between the parties and there are no prior representations, warranties, or agreements relating to the subject matter of this Agreement.

7.6
Governing Law.  The validity, construction, and performance under this Agreement and the legal relationships between the parties shall be governed by the laws of State of California, United States of America (regardless of its or any other jurisdiction's conflicts of laws principles).  Any disputes arising under this Agreement shall be resolved as provided in Section 7.9.

7.7
Captions and Interpretation.  All captions in this Agreement are provided for ease of reference only and are not intended for use in interpreting the rights and obligations of the parties under this Agreement.  Also, the terms “Article” and “Section”, unless otherwise expressly stated, refer to Articles and Sections of this Agreement.  Further, the phrase “including” shall be deemed to be followed by “without limitation”; the words “hereof”, “hereby”, “herein”, “hereunder”, and similar terms in this Agreement shall refer to this Agreement as a whole rather than a specific section.

7.8
Amendments.  No modification, addition to or waiver of the terms of this Agreement shall be binding upon either party unless it is in writing, specifically references this Agreement, and is executed by the authorized representatives of both parties; and no modification shall be effected by the acknowledgment or acceptance of purchase order forms containing other terms.

7.9	Dispute Resolution Process. Any disputes between the parties hereunder shall be finally resolved in accordance with the following dispute resolution process:
7.9.1
In the event a dispute between the parties arises under this Agreement, either party shall have the right to invoke this dispute resolution process upon written notice to the other party setting forth the particulars of the dispute and the relief requested.  If the parties are unable to resolve the dispute within thirty (30) days of such notice, each party shall, within ten (10) days thereafter, appoint a designated executive of higher rank than the individuals then involved in the dispute with full authority to resolve such dispute.  Such designated executives shall meet within the next sixty (60) days one or more times at a mutually agreeable location, or in New York City, New York if the parties are unable to agree on a location.  After the end of such sixty (60) day period, if the dispute remains unresolved, either party may declare an impasse upon written notice to the other party and submit the matter to mediation.

7.9.2
If a matter is submitted to mediation, the parties shall, at their joint expense, retain a mutually satisfactory mediator to conduct one or more mediation sessions in a mutually agreeable location or in New York City, New York if the parties are unable to agree on a location.  If the parties are unable to select a mediator within thirty (30) days of the notice of impasse, the Center for Public Resources, New York, USA shall appoint the mediator.  The parties shall bear their own costs of their representatives at the mediation but shall share the costs of the mediator and mediation facilities equally.  Each party shall be represented at all mediation sessions by one or more designated representatives with full authority to resolve the dispute and may be represented by counsel at their own expense.  In the event that the parties are unable after at least one mediation session to resolve the dispute, either party may declare an impasse and demand arbitration, upon written notice to the other party, and the matter shall be referred to binding arbitration.

7.9.3
The arbitration shall be conducted in the English language before a single mutually agreeable arbitrator in a mutually agreeable location, or in New York City, New York if the parties are unable to agree on a location, under the rules of UNCITRAL in effect on the date of the arbitration demand.  The arbitrator shall not have authority to award to either party any relief contrary to the terms and conditions of this Agreement.  Judgment upon any award by the arbitrator may be entered in any court of competent jurisdiction.  In the event the parties are unable to agree on an arbitrator within sixty (60) days of the arbitration demand, the arbitrator shall be appointed by UNCITRAL.  Each party shall bear its own attorney and expert fees and the costs of its own attorneys, representatives, and witnesses, including travel and lodging.  All other costs for the arbitration, including the arbitrator’s fee, recording and transcription fees, shall be borne by the non-prevailing party.

Disputes involving the disclosure or unauthorized use of confidential information or the interpretation or infringement of patents shall not be subject to the above dispute resolution process.

7.10
Severability.  The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.  In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, the parties may by mutual consent revise the provision in question or delete it entirely so as to comply with the decision of said court.

7.11
Force Majeure.  CLG shall not be liable for failures or delays in performance due to any cause of circumstance beyond its reasonable control, including, without limitation, any failures or delays in performance caused by differences with workmen, lockouts, fires, acts of God or the public enemy, riots, incendiaries, interference price of our military authorities, compliance with orders or decisions of any governmental or judicial authority.

7.12
Conflict of Interest.   Conflicts of interest relating to this Agreement are strictly prohibited.  Except as otherwise expressly provided herein, no director, employee or agent of either party or their subcontractors or vendors shall give to or receive from any director, employee or agent of the other party any gift, entertainment or other favor of significant value, or any commission, fee or rebate.  Likewise,  no director, employee or agent of either party or its subcontractors or vendors shall, without prior written notification thereof to the other party, enter into any business relationship with any director, employee, or agent of the other party or any Affiliate, unless such person is acting for and on behalf of such party.  Each party shall promptly notify the other party of any violation of this Section and any consideration received as a result of such violation shall be paid over or credited to the other party.  Additionally, in the event of any violation of this Section, including any violation occurring prior to the date of this Agreement, resulting directly or indirectly in the other party's consent to enter into this Agreement, that party may, at its sole option, terminate this Agreement at any time and notwithstanding any other provision of this Agreement.  Any representatives authorized by a party may audit any and all records of the other party and its subcontractors and vendors for the sole purpose of determining whether there has been compliance with this Conflicts of Interest Section.

7.13
Government Contact.   Neither party nor its employees, agents or subcontractors, or their subcontractors’ employees or agents, shall make any payment or give anything of value to any official of any government or public international organization (including any officer or employee of any government department, agency or instrumentality) to influence his or its decision, or to gain any other advantage for either party in connection with this Agreement.  The parties shall immediately notify the other party of any violation of this Section and shall immediately reimburse the other party, an amount equal to the amount of the payment or the value of the gift to such an official which gives rise to such violation.  Each party shall hold the other party harmless for all losses and expenses arising out of such violation. In the event of any violation of this Section the other party may, at its sole option, terminate this agreement at any time and notwithstanding any other provision of this agreement.  The parties and their subcontractors and vendors of any tier shall maintain true and correct records in connection with this Agreement and all transactions related thereto and shall retain all such records for at least twenty-four (24) months after termination of this Agreement.  Any representative(s) authorized by either party may audit any and all records of the other party and any such subcontractor or vendor for the sole purpose of determining whether there has been compliance with this Section.

7.14
Data Privacy.   Each party will comply with all reasonable requests of the other party with respect to protecting personal data of such party’s employees, customers, and suppliers it receives in connection with its performance of this Agreement, including following such party's instructions in connection with processing such personal data; implementing adequate security measures to protect such personal data; not disclosing such personal data to any third party without such party's written permission; and complying with all applicable data privacy laws.

7.15
Export Control and Prohibited Parties.   The Parties understand and acknowledge that technical information (including but not limited to data, plans, manuals, specifications, flow sheets, and drawings furnished directly or indirectly, in writing or otherwise, by CLG) and catalysts made available under this AGREEMENT and/or RELATED AGREEMENTS, and the direct products thereof, are subject to U.S.  Export Administration Regulations and U.S. trade sanctions.  The parties shall adhere to the U.S. Export Administration Regulations and U.S. trade sanctions and shall not export or re-export any technical information, catalysts or the direct products of such technical data or catalysts to any proscribed country or end-user listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government, if such authorization is required.  CLG shall not be obligated to perform any obligations hereunder if and to the extent that any such performance is prohibited by or contrary to any applicable U.S. export regulation or trade sanction.

8.   RESPONSIBILITY AND LIABILITY

8.1
Representations.  CLG represents that it shall perform its obligations under this Agreement in accordance with generally accepted engineering standards.  However, CLG's only liability, if any, respecting the UNIT to AEMETIS and its contractors and agents shall be as expressly set forth in the GUARANTEE AGREEMENT.

8.2
Maximum Aggregate Liability.  CLG’s and its AFFILIATES’ maximum aggregate liability under this Agreement and all RELATED AGREEMENTS under any legal principle or theory of recovery whatever (including, without limitation, any expenses of remedial measures incurred by CLG under the GUARANTEE AGREEMENT and any liability with respect to patent infringement) shall not exceed fifty percent (50%) of the royalties actually received by CLG under this Agreement from AEMETIS during the initial five (5) years of UNIT operation.  If the aggregate amounts of such expenses by CLG exceed fifty percent (50%) of the royalties actually received by CLG during the initial five (5) years of UNIT operation, under this Agreement, CLG shall have no further liability to AEMETIS.  Upon termination of this Agreement as defined in Section 6.1, CLG shall have no further liability to AEMETIS under any legal principle or theory of recovery whatever.

8.3
Indemnification.  AEMETIS shall defend, indemnify, and hold harmless CLG and its AFFILIATES, and their officers, agents, consultants and employees (“Indemnitees”), from any loss, damage, injury, liability, and claims for injury to or death of any person (including an employee of an Indemnitee) or for any loss of or damage to property resulting from (a) construction or operation of the UNIT; (b) AEMETIS's negligence, recklessness or intentional malfeasance; or (c) otherwise arising out of the use of material and information furnished by CLG or others.  Such indemnity shall apply whether or not an Indemnitee was or is claimed to be passively, concurrently, or actively negligent, and regardless of whether liability without fault is imposed or sought to be imposed on one or more of Indemnitees.  This indemnity shall not apply where such loss, damage, injury, liability, or claim (i) is the result of the sole negligence or willful misconduct of an Indemnitee while such Indemnitee is on AEMETIS’s premises and (ii) is not contributed to by any act of, or an omission to perform some duty imposed by law or contract by, AEMETIS, its AFFILIATES, or its contractors or agents, or any third party.

8.4
Consequential Damages.  Notwithstanding any terms in this Agreement or the RELATED AGREEMENTS to the contrary, CLG shall not be liable to AEMETIS for any indirect, special, incidental, consequential or punitive damages, including, without limitation, liability for loss of use of the UNIT, loss of actual or potential profits, loss of production or products, or business interruption.

8.5
Disclaimers.  AEMETIS shall have full control of and responsibility over the use of INFORMATION provided to AEMETIS and the construction, alteration, operation, maintenance and repair of the UNIT at all times.  AEMETIS shall not have recourse against CLG, except as expressly provided in the GUARANTEE AGREEMENT, for any loss, liability, damages, costs or expenses which may be suffered or incurred by AEMETIS by reason of the reliance on or use of any information or advice furnished by CLG or the failure of CLG to furnish such information or advice or by reason of any claim, action or proceeding against AEMETIS arising out of or relating to the use by AEMETIS of any such information or advice, or by reason of the defense of any such claim, action, or proceeding, or by reason of the death or injury of any person or damage to any property arising out of the practice of the BIOFUELS ISOCONVERSION PROCESS.  Also, nothing in this Agreement shall entitle any person other than AEMETIS or CLG or its AFFILIATES or permitted successors and assigns to any claim, cause of action, remedy or right of any kind.  EXCEPT AS EXPRESSLY PROVIDED IN THE GUARANTEE AGREEMENT, CLG OR ITS AFFILIATES SHALL HAVE NO FURTHER LIABILITY UNDER THEORIES OF FAULT, NEGLIGENCE, STRICT LIABILITY, OR EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, DESIGN, FITNESS FOR ANY PARTICULAR PURPOSE, THE INFRINGEMENT OF THIRD PARTY PATENT RIGHTS, OR THE MISAPPROPRIATION OF THIRD PARTY INFORMATION.

IN WITNESS WHEREOF, the parties hereto have caused their respective corporate names to be hereto subscribed by their respective officers and agents thereunto duly authorized.

CHEVRON LUMMUS GLOBAL LLC		AEMETIS ADVANCED FUELS, INC.

By:	/s/ Leon DeBruyn	By:	/s/ Eric McAfee
	Leon DeBruyn		Eric McAfee
	(Print Name)		(Print Name)

Title	Managing Director	Title	Chariman/CEO
Date	20 August 2012	Date	August 9, 2012

Attachment:    Schedule A
                          Schedule B

SCHEDULE A
ROYALTIES

1.
Monthly Royalty Fee.    AEMETIS shall pay to CLG a non-refundable, monthly royalty rate fee of 10 United States Cents per gallon of product diesel + jet/kerosene produced (10¢ U.S./gal) in the UNIT by AEMETIS in consideration of the operating license granted by CLG under this Agreement to practice the BIOFUELS ISOCONVERSION PROCESS.  Such Monthly Royalty Fee shall be paid in accordance with Article 5 of this Agreement; and upon payment of the full amounts of such Monthly Royalty Fee, AEMETIS shall maintain an operating license to practice the BIOFUELS ISOCONVERSION PROCESS in the UNIT for the PAID-UP CAPACITY obtained.  Payments to CLG shall be calculated monthly based on actual product rates from the UNIT and paid by AEMETIS as:

(Gallons of product diesel + gallons of product jet/kerosene) x (royalty rate 10¢ U.S./gal) = $U.S. paid to CLG for UNIT production of the previous month.

The Monthly Royalty Fee shall be adjusted based upon volume as follows:

2.
Increase of Operating Capacity.  AEMETIS shall have an operational license for the practice of the BIOFUELS ISOCONVERSION PROCESS in the UNIT for the applicable PAID-UP CAPACITY which is set forth in Paragraph 1 above and AEMETIS may increase the operating capacity of the UNIT during any month so long as the monthly royalty fee is calculated as set forth in Paragraph 1.

SCHEDULE B
NON-EXCLUSIVE LICENSE TERRITORY

The Non-Exclusive License Territory included under this agreement is as follows:

1.	North America.